Exhibit 4.16

FOURTH ADDENDUM TO LOAN AGREEMENT

THIS FOURTH ADDENDUM TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of February 10, 2006, by and among: (i) BANK OF AMERICA, N.A. (“Lender”); (ii) IHOP PROPERTIES, INC., a California corporation (“Borrower") and (iii) INTERNATIONAL HOUSE OF PANCAKES, INC., a Delaware corporation, IHOP Corp., a Delaware corporation ("IHOP parent") and IHOP Realty Corp, a Delaware corporation (collectively, the "Guarantor").

RECITALS

WHEREAS, on April 27, 2001, Borrower, Guarantor and Lender entered into that certain Loan Agreement (the "Loan Agreement") relating to a $12,018,206.00 loan secured by Borrower's interest in land, building and fixtures comprising equipment and signage to be used in connection with thirteen (13) IHOP Restaurants;

WHEREAS, on March 13, 2002, Borrower, Guarantor and Lender entered into that certain First Addendum to Loan Agreement to reflect an additional loan to Borrower in the original principal amount of $17,203,432.00 secured by Borrower's interest in land, building and fixtures comprising seventeen (17) IHOP Restaurants;

WHEREAS, on October 28, 2002, Borrower, Guarantor and Lender entered into that certain Second Addendum to Loan Agreement modifying certain covenants set forth in the Loan Agreement relating to, among other things, restrictions on Liens;

WHEREAS on March 8, 2004, Borrower, Guarantor and the Lender entered into that certain Third Addendum to Loan Agreement modifying Section 5.A.i. of the Loan Agreement;

WHEREAS, Borrower, Guarantor and the Lender now desire to further modify Section 5.A.i. of the Loan Agreement.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) in hand paid, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Recitals.  Borrower, Guarantor and Lender hereby approve the foregoing recitations and agree that said recitations are true and correct in all respects.

2.                                       Affirmative Covenants.

(a)                                  Section 5.A.i is hereby deleted in its entirety and replaced with the following Section 5.A.i.

i.                                          Maintain Fixed Charge Coverage Ratio: At all times on and after December 31, 2005, Borrower and Guarantors, on a consolidated basis, will not permit the ratio of Total Fixed Charge Income DIVIDED by Total Fixed Charges to be less than 1.30 to 1.00.  This Ratio shall be calculated as follows:

1. Total Fixed Charge Income:
EBITDA
Plus Operating Rent Expense
Plus scheduled principal payments received on long-term notes receivable due in the next twelve months
Less Taxes actually paid for the preceding twelve months
2. Total Fixed Charges:
Plus scheduled principal payments long term debt due in the next twelve months
Plus scheduled payments Capitalized Leases due in the next twelve months
Plus Interest Expense
Plus Operating Rent Expense
FIXED CHARGE COVERAGE (>1.30x)

(b)                                 Section 5.A.ii is hereby deleted in its entirety and replaced with the following Section 5.A.ii

ii.                                       Maintain Funded Debt to EBITDA Ratio:  The Borrower and Guarantors, on a consolidated basis, will not permit the ratio of total Funded Debt divided by EBITDA to be greater than (a) 2.10 to 1.00 at any time during the period December 31, 2005 through September 30, 2006, and (b) 2.00 to 1.00 at any time on or after October 1, 2006.  This Ratio shall be calculated using the form attached as Exhibit F

3.                                       Ratification and Reaffirmation.  Borrower and Guarantor herby ratify and reaffirm each of the Loan Documents and all of Borrower's and Guarantor's covenants, duties and liabilities thereunder.

4.                                       Representations and Warranties.  Borrower and Guarantor represent and warrant to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of the Borrower and/or Guarantor and this Amendment has been executed and delivered by Borrower and Guarantor; and except as may have been disclosed in writing by Borrower and/or Guarantor to Lender prior to the date hereof, all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

5.                                       Amendment Fee.  Borrower agrees to pay to the Lender within 120 days of the date hereof an amendment fee in the amount of $56,860.00.

6.                                       Expenses of Lender.  Borrower agrees to pay all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments,  modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel.

7.                                       Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia.  The parties stipulate and agree that the Borrower and Guarantor have numerous business operations in the State of Georgia and this Amendment has been made, delivered and is performable in the State of Georgia at Bank's main office in the State of Georgia and the laws of the State of Georgia and applicable United States federal law shall apply and this Agreement shall be construed in accordance with the laws of the State of Georgia and applicable United States federal law.  Wherever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Amendment.  The invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

8.                                       Successors and Assigns.  The Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.                                       No Novation, etc.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

10.                                 Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.  Further, this Amendment may be executed by facsimile signatures which shall be binding upon the parties.

11.                                 Waiver of Notice.  Borrower and Guarantor hereby waive notice of acceptance of this Amendment by Lender.

12.                                 General.  Except as specifically modified herein, all other terms and conditions of the Loan Agreement shall remain unchanged and in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have signed and sealed this Amendment on the day and year first above-written.

GUARANTOR:		BORROWER:

INTERNATIONAL HOUSE OF PANCAKES, INC.		IHOP PROPERTIES, INC.

BY:	/s/ Thomas Conforti	By:	/s/ Thomas Conforti
Name: Title:	Thomas Conforti Chief Financial Officer	Name: Title:	Thomas Conforti Chief Financial Officer

By:	/s/ Mark Weisberger	By:	/s/ Mark Weisberger
Name: Title:	Mark Weisberger Vice President - Legal	Name: Title:	Mark Weisberger Vice President - Legal

(CORPORATE SEAL)		(CORPORATE SEAL)

GUARANTOR:		GUARANTOR:

IHOP REALTY CORP.		IHOP CORP.

By:	/s/ Thomas Conforti	By:	/s/ Thomas Conforti
Name: Title:	Thomas Conforti Chief Financial Officer	Name: Title:	Thomas Conforti Chief Financial Officer

By:	/s/ Mark Weisberger	By:	/s/ Mark Weisberger
Name: Title:	Mark Weisberger Vice President - Legal	Name: Title:	Mark Weisberger Vice President - Legal

(CORPORATE SEAL)		(CORPORATE SEAL)

[SIGNATURES CONTINUED ON THE NEXT PAGE]

Signature Page to Fourth Addendum

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Cristin M. O'Hara
Name:	Cristin M. O'Hara
Title:	Principal

Signature Page to Fourth Addendum